Exhibit (l)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” to the Registration Statement on Form N-2 of Oaktree Diversified Income Fund Inc. as filed with the Securities and Exchange Commission on or about July 9, 2021.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
July 9, 2021